Exhibit 99.1

Bellicum and Astellas Announce License Agreement

for Cancer Target PSCA in Cell and Gene Therapy

Bellicum obtains rights to develop adoptive cell therapies

targeting tumors expressing PSCA

Astellas or Agensys retains option for commercial rights in Japan

Houston and Tokyo, December 10, 2015 - Bellicum Pharmaceuticals, Inc. (NASDAQ: BLCM, “Bellicum”) and Astellas Pharma Inc. (TSE: 4503, “Astellas”) today announced that Agensys, Inc. (“Agensys”), an affiliate of Astellas, and Bellicum have entered into a global license agreement, granting Bellicum rights to develop and commercialize adoptive cell therapies, including CAR-T cells, for tumors expressing Prostate Stem Cell Antigen (PSCA) using PSCA technology, both in-licensed and developed at Agensys.

PSCA is a cancer antigen expressed in many malignancies, including prostate, pancreatic, bladder, esophagus, and gastric cancers. Bellicum is developing BPX-601, a GoCAR-T™ product candidate targeting PSCA that has demonstrated robust anti-tumor activity in preclinical studies. GoCAR-T is a proprietary Bellicum technology in which an MC (MyD88/CD40) molecular switch is designed to enable pharmacologic control over the activation, proliferation and persistence of the GoCAR-T cells in a patient.

“PSCA is an attractive target for our CAR-T cell technology and the license agreement allows Bellicum to advance BPX-601 into a number of cancers where there is a significant unmet medical need,” commented Bellicum’s President and CEO Thomas J. Farrell. “We look forward to the expected advancement of BPX-601 into clinical development in the first half of 2016 for the initial target indication of pancreatic cancer.”

“We are pleased to enter into this agreement with Bellicum whose breakthrough technology has high potential to advance innovative cancer immune cell therapies. With this license, we expect to provide a new therapeutic option to cancer patients as early as possible with the benefit of the two companies’ technologies. This collaboration is one piece of our strategy in cancer immunotherapy, where Astellas is actively engaged, and we will continue to make aggressive investments in the field of cancer immunotherapy including cancer cell therapies,” said Kenji Yasukawa, Ph.D., Chief Strategy Officer, Astellas.

Under the terms and conditions of the license agreement, Agensys will receive an upfront license fee, and is eligible for clinical and sales milestones, as well as single-digit royalties on the sales of any products developed pursuant to the license. Astellas or Agensys retains the option for commercialization of any product targeting PSCA based on Bellicum’s CAR-T cell technology (e.g., BPX-601) in Japan. If the option is exercised, Bellicum would receive an option fee from Astellas or Agensys, and the amount for certain clinical and sales milestones to be paid to Agensys would be reduced. Bellicum would also receive royalties from Astellas or Agensys based upon sales of such product in Japan.

About Bellicum Pharmaceuticals

Bellicum is a clinical stage biopharmaceutical company focused on discovering and developing cellular immunotherapies for cancers and orphan inherited blood disorders. Bellicum is using its proprietary Chemical Induction of Dimerization (CID) technology platform to engineer and control components of the immune system. Bellicum is developing next-generation product candidates in some of the most important areas of cellular immunotherapy, including hematopoietic stem cell transplantation (HSCT), and CAR-T and TCR cell therapies. More information can be found at www.bellicum.com.

About Astellas

Astellas Pharma Inc., based in Tokyo, Japan, is a company dedicated to improving the health of people around the world through the provision of innovative and reliable pharmaceutical products. We focus on Urology, Oncology, Immunology, Nephrology and Neuroscience as prioritized therapeutic areas while advancing new therapeutic areas and discovery research leveraging new technologies/modalities. We are also creating new value by combining internal capabilities and external expertise in the medical/healthcare business. Astellas is on the forefront of healthcare change to turn innovative science into value for patients. For more information, please visit our website at www.astellas.com/en.

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Contact

Bellicum Pharmaceuticals Investors Alan Musso, CFO 832-384-1116 amusso@bellicum.com Media BMC Communications Brad Miles, 646-513-3125 bmiles@bmccommunications.com	Astellas Pharma Inc. Corporate Communications TEL: +81-3-3244-3201 http://www.astellas.com/en

Forward-Looking Statement: Bellicum

This press release contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Bellicum may, in some cases, use terms such as “predicts”, “believes”, “potential”, “proposed”, “continue”, “designed”, “estimates”, “anticipates”, “expects”, “plans”, “intends”, “may”, “could”, “might”, “will”, “should”, or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: the timing and success of our collaboration with Astellas; the timing and success of our clinical trials, including the timing of an IND filing for BPX-601 and our research and development activities relating to BPX-601; the effectiveness of BPX-601 and its possible range of application. Various factors may cause differences between Bellicum’s expectations and actual results as discussed in greater detail under the heading “Risk Factors” in Bellicum’s filings with the Securities and Exchange Commission, including without limitation our annual report on Form 10-K for the year ended December 31, 2014 and our Report on Form 10-Q for the quarter ended June 30, 2015. Any forward-looking statements that Bellicum makes in this press release speak only as of the date of this press release. Bellicum assumes no obligation to update our forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

Forward-Looking Statements: Astellas

This press release includes forward-looking statements based on assumptions and beliefs in light of the information currently available to management and subject to significant risks and uncertainties. Forward-looking statements include all statements other than statements of historical fact, including plans, strategies and expectations for the future, statements regarding the expected timing of filings and approvals relating to the transaction, the expected timing of the completion of the transaction, the ability to complete the transaction or to satisfy the various closing conditions, future revenues and profitability from or growth or any assumptions underlying any of the foregoing. Statements made in the future tense, and words such as “anticipate,” “expect,” “project,” “continue,” “believe,” “plan,” “estimate,” “pro forma,” “intend,” “potential,” “target,” “forecast,” “guidance,” “outlook,” “seek,” “assume,” “will,” “may,” “should,” and similar expressions are intended to qualify as forward-looking statements. Forward-looking statements are based on estimates and assumptions made by management that are believed to be reasonable, though they are inherently uncertain and difficult to predict. Investors and security holders are cautioned not to place undue reliance on these forward-looking statements.

Actual financial results may differ materially depending on a number of factors including adverse economic conditions, currency exchange rate fluctuations, adverse legislative and regulatory developments, delays in new product launch, pricing and product initiatives of competitors, the inability of the company to market existing and new products effectively, interruptions in production, infringements of the company’s intellectual property rights and the adverse outcome of material litigation. This press release contains information on pharmaceuticals (including compounds under development), but this information is not intended to make any representations or advertisements regarding the efficacy or effectiveness of these pharmaceuticals nor provide medical advice of any kind.